UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 23, 2012

ONLINE DISRUPTIVE TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54394	27-1404923
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

3120 S. Durango Dr. Suite 305, Las Vegas, Nevada 89117
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (702) 579-7900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 23, 2012, we entered into a consulting agreement with Benjamin Cherniak, a director of our company, pursuant to which Mr. Cherniak has agreed to provide certain services to our company, including assisting the transition of our company from a social media platform provider to a biotechnology concern and assisting in transitioning the new management team into full operational control of our company. In consideration of his services, we have agreed to pay Mr. Cherniak a consulting fee of $20,000, of which $5,000 will be paid in cash and $15,000 will be paid by the issuance of 1,500,000 shares of our common stock.

On November 23, 2012, we entered into a consulting agreement with Jennifer Rosenberg, pursuant to which Ms. Rosenberg has agreed to provide certain services to our company, including assisting in the continuing research and development regarding the technology licensed by our subsidiary and meeting with potential investors and diagnostic companies regarding the technology. In consideration of her services, we have agreed to pay Ms. Rosenberg a consulting fee of $6,000, all of which will be paid by the issuance of 600,000 shares of our common stock.

The term of these consulting agreements are from November 1, 2012 to December 31, 2012 unless renewed or terminated under the terms of the consulting agreement.

We intend to issue these shares to two U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933) relying on Section 4(2) of the Securities Act of 1933 and/or Rule 506 promulgated pursuant to the Securities Act of 1933.

Item 3.02 Unregistered Sales of Equity Securities

The information required by this item is included under Item 1.01 of this current report on Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information required by this item is included under Item 1.01 of this current report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

10.1	Consulting Agreement with Benjamin Cherniak dated November 23, 2012.
10.2	Consulting Agreement with Jennifer Rosenberg dated November 23, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONLINE DISRUPTIVE TECHNOLOGIES, INC.

By:	/s/ Giora Davidovits
Giora Davidovits
President, CEO and CFO
Dated: December 4, 2012